EXHIBIT 16.1

RBSM LLP
CERTIFIED PUBLIC ACCOUTNATS
NEW YORK, NEW YORK

                                                                                     April 21, 2009

Securities and Exchange Commission
Washington, DC  20549

Re:  Premier Energy Corp.

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of Premier Energy, Inc. dated April 16, 2009 and agree with the statements relating only to RBSM LLP, Certified Public Accountants,  contained therein.

/s/ RBSM LLP